UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                        FORM 8-K

                     CURRENT REPORT
     Pursuant to Section 13 OR 15(d)  of The Securities
Exchange Act of 1934




     Date of Report (Date of earliest event reported)
June 10,  1996


         INTERNATIONAL AUTOMATED SYSTEMS, INC.
     (Exact name of registrant as specified in its charter)




       Utah   33-16531-D               87-0447580
     (State or other jurisdiction       (Commission
        (IRS Employer  of incorporation)
File Number)             Identification No.)


     512 South 860  East, American Fork, Utah 84003
     (Address of principal executive offices)  (Zip
Code)




     Registrant's telephone number, including area code
     (801) 763-9965




     1050 East State Road, American Fork, Utah 84003

               (Former name or former address, if
changed since last report.)

     Item 1. Changes in Control of Registrant.

       On June 5, 1996, three directors were appointed to fill vacancies. Donnel Johnson, son of Neldon
Johnson and Ina Johnson, who are also directors;
Christopher Taylor; and Stacy Curtis Snow are the new directors. Because of the new appointments a theoretical change in control of the Registrant may have occurred.
       Biographical information regarding the new directors follows.

       Donnel Johnson is the son of Neldon and Ina
Johnson and is thirty-one years old. He received a Bachelor's Degree in Electrical Engineering from
Brigham Young University in 1992.

       Christopher Taylor is twenty seven years old and received an Associates of Science Degree from Utah
Valley State College in 1992. He was in the U. S. Army from 1986 to 1988 and achieved the rank of sergeant.
Since 1992 Mr. Taylor has worked on projects relating to Registrant's products and technology. Presently Mr.
Taylor supervises production and product inventory control and debugs software.

       Stacy Curtis Snow is thirty years old and graduated from Brigham Young University in 1991 receiving a Bachelor's Degree in design engineering.
Since 1991 Mr. Snow has worked on several projects relating to the Self-Check System and AFIM.

     Item 2. Acquisition or Disposition of Assets.

          See item 5 below.

     Item 3.  Bankruptcy or Receivership.

          N\A

     Item 4.  Changes in Registrant's Certifying
Accountants.

          The firm of Hansen, Barnett & Maxwell,
certified public accountants, was engaged to examine the financial statement for the period ended June 30, 1995. There was no disagreement regarding accounting matters involved with the appointment of Hansen, Barnett & Maxwell. See letter from H. Sherwood dated
June 6, 1996.

     Item 5.  Other Events.

          On March 14, 1996, the Company through its transfer agent issued 176,500 shares of common stock, no par value per share, pursuant to a private placement under Regulation D and Section 4(2) of the Securities
Act of 1933 (the "Act"). The shares sold at $4.00 per share were purchased by nineteen investors for total proceeds of $706,000. After the deduction of costs in the amount of approximately $20,000 associated with the placement the Company realized net proceeds of approximately $686,000. The certificates representing the shares were issued with a restricted legend and are "Restricted Securities" as that term is defined under Rule 144 promulgated under the Act.

          Recently the Company determined that it had the responsibility to file periodic reports under
Section 15(d) of the Securities Exchange Act of 1934.
The Company initially filed a registration statement on Form S-18 with registration number 33-16531-registering its securities. The registration statement was declared effective on April 13, 1988. The Company sold approximately 200,000 units at the public offering price of $.50 per unit. In the offering the Company realized approximately $100,000 in proceeds. The Form
SR was filed and on November 18, 1988, a report on Form
10-K was filed by the Registrant which report was for the period ended June 30, 1988. Since that time no periodic reports were filed. Management was informed that it had no requirement to file the reports and proceeded under that erroneous assumption. Registrant believes it is a small business issuer.

     Certain Securities Transactions

          From time to time since 1988 and continuing until January 1995, Neldon Johnson, president, director, and principal shareholder of the Company sold from his personal holdings of common stock approximately 1,607,322 shares at prices ranging from $.25 to $.50 per share to different individuals who were, for the most part, family members, personal friends, business associates or customers who were interested in the development of the Company's business and future prospects. All sales, it is believed, took place in Utah. From time to time Mr. Johnson provided funds as loans to the Company. All loans were without interest and no loan agreements were executed. These loans were from Mr. Johnson's personal funds and may have included funds Mr. Johnson received from his personal sales. As of June 30, 1995, the Company owed
Mr. Johnson $134,029. The Company believes that the sales were made by Mr. Johnson and were for his benefit and not indirectly by or for or on behalf of the Company. Nevertheless, if such sales were deemed to be indirect sales by the Company, it may have responsibility for any representations and disclosures made by Mr. Johnson in connection with the sales or any related omissions to make disclosures necessary to make the statements made not misleading. Mr. Johnson's sales were made without registration under federal or state law but were made in reliance on exemptions from registration. Compliance with these exemptions is highly technical and it is possible that if the sales were deemed to be indirect sales of the Company, the Company may be confronted with contingencies arising from civil liabilities resulting from the failure to meet the terms and conditions of such exemptions. Such circumstance could have a material detrimental effect on the Company and its financial condition. In addition, Mr. Johnson provided additional shares of common stock in the amount of approximately ten per cent of their holders to certain shareholders because of delays and these agreements were accomplished on an individual basis. The additional shares were from Mr. Johnson's personal holdings.

          Mr. Johnson has advised the Company that there have been no indications to him by any one who purchased shares from him of any awareness of, or present intention to assert a possible claim against either Mr. Johnson or the Company. Mr. Johnson has executed an indemnification in favor of the Company for any losses which may result to the Company from his prior personal sales.

          On approximately April 18, 1996, the
directors authorized the listing of approximately 533 shareholders and their respective holdings onto the Company's stock registry which listing pertained to Mr.
Johnson's prior personal sales which shareholders have not been previously recorded on the Company's stock registry. The shares for possible resales purposes under Rule 144 promulgated under Act will be deemed to have been issued on the date of the transaction with Mr. Johnson subject to verification.


     Item 6.  Resignations of Registrant's Directors.

          N/A


     Item 7.  Financial Statements and Exhibits.

          N/A

     Item 8.  Change in Fiscal Year.

          N/A

     EXHIBITS:

          1. Letter from H. Sherwood and Associates dated June 6, 1996.








                       SIGNATURE
          Pursuant to the requirements of the
Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


International Automated Systems, Inc.
                       (Registrant)




     Neldon Johnson- President
     Date: June 10, 1996

     *Print name and title of the signing officer under his signature.